Exhibit 23.3

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in this Registration Statement on Form S-8 of Safehold Inc. of our reports dated February 14, 2023, relating to the financial statements of Safehold Inc. (“Old Safehold”) and the effectiveness of Old Safehold's internal control over financial reporting, appearing in the Annual Report on Form 10-K of Old Safehold for the year ended December 31, 2022.

/s/ Deloitte & Touche LLP

New York, NY

December 5, 2023